CODE OF ETHICS

Founder ETFs, LLC

I.	Introduction

The purpose of this Code of Ethics (“The Code”) is to promote ethical conduct, establish rules of conduct for employees, focus employees of Founder ETFs, LLC (“The Company”) on areas of ethical risk, and foster a culture of excellence, freedom, focus, and solidarity.

The Code puts ETF Client’s interests first, governs the personal investments of employees, and is designed to prevent violations of the applicable federal securities laws. Article II lays out to whom the Code applies, Article III deals with personal investment activities, Article IV deals with other sensitive business practices, and Article V deals with reporting. Violations may cause the Company embarrassment, loss of business, legal restrictions, fines, and other punishments, and for employees may lead to suspension, termination, ejection from the securities business, and fines.

Annually, each Covered Person will receive a copy of this Code and any amendments thereto and will provide the CEO with a written acknowledgment of their receipt.

II.	Applicability

(A)	The Code applies to each of the following:

1.	Founder ETFs, LLC

2.	Any employee of Founder ETFs, LLC

(B)	Definitions

1.	Covered Persons. The Companies and the persons described in item A(1) and A(2) above.

2.	Covered Person Account. Includes all advisory, brokerage, trust, or other accounts or direct beneficial ownership in which a Covered Person or a member of a Covered Person’s immediate family including a spouse, domestic partner, minor children, or any family member living in the same household as the Covered Person, have an economic interest.

3.	ETF Clients. Clients that own shares in the Founders 100 ETF or series thereof.

4.	Security. Any financial instruments treated as a security for investment purposes and any related instruments.
III.	Restrictions on Personal Investing Activities

(A)	Basic Restriction on Investing Activities

Covered Persons may purchase and sell Founder ETFs. To foster a culture of excellence, freedom, focus, and solidarity, Covered Persons may not own any other Security without written permission of the CEO.

(B)	Investments Owned Prior to Employment

If a Security, other than a Founder ETF, is owned by a Covered Person when such person becomes a new employee, such Covered Person will have two weeks from their date of employment to decide whether or not they want to sell their position in the Security. After this two-week window, all held Securities must be held for the duration of employment at the Company. Future transactions in such Security will be subject to written permission of the CEO and may not be granted.

(C)	Exempt Transactions

Participation in any transaction over which no Covered Person had any direct or indirect influence or control, involuntary transactions (such as gifts, mergers, acquisitions, inheritances, etc.) are exempt from the restrictions set forth in paragraphs (A) and (B) above and do not require pre-clearance.

(D)	Private Placements

The purchase~~s~~ or sale of Securities that are not publicly traded will not be approved unless the Covered Person provides full details of the proposed transaction and receives the written permission of the CEO.

(E)	Pre-Clearance Process

No Security other than a Founder ETF may be purchased or sold for any Covered Person Account unless the particular transaction has been approved in writing by the CEO.

After reviewing the proposed trade, the CEO shall approve or disapprove a pre-clearance request on behalf of a Covered Person as expeditiously as possible.

Once a Covered Person’s pre-clearance request is approved, the transaction must be executed within two (2) business days after receiving approval.

The CEO shall review all pre-clearance requests, all initial, quarterly and annual disclosure certifications and the trading activities on behalf of all Founder ETF Strategies with a view to ensuring that all Covered Persons are complying with the spirit and detailed requirements of this Code.

IV.	Other Investment-Related Restrictions

(A)	Conflicts of Interest

Covered Persons are prohibited from engaging in any activity, practice, or act which conflicts with, or appears to conflict with, the interests of the Company, its ETF Clients, or its Vendors. Covered Persons are required to fully disclose any potential conflict of interest to your supervisor/manager.

A conflict of interest exists when a Covered Person, knowingly or unknowingly, engages in any activity that may compromise him or her, another employee, or the Company in its relationship with an ETF Client, Vendor, or Competitor.

1.	All Gifts and Entertainment (e.g. dinners, sporting or concert events) accepted and given by a Covered Person shall be disclosed in writing quarterly to the CEO including the value or estimated value.

2.	No Covered Person shall commence service on a Board of Directors of a public, private, or non-profit US or non-US company without written permission of the CEO.

(B)	SEC Pay-to-Play Rule – Political Contributions

1.	All Covered Persons are subject to our Pay-to-Play Rules.

2.	A Covered Person will have two weeks from their date of employment to disclose any political contributions made within the preceding two years of his or her date of hire in writing to the CEO.

3.	No political contribution may be made by any Covered Person without written permission of the CEO.

It is never appropriate to make political contributions or provide gifts or entertainment for the purpose of improperly influencing the actions of public officials.

(C)	Disclosure of Conflicts & Violations

1.	Potential Conflicts of Interest must be immediately reported to the CEO.

2.	Potential Violations of The Code must be immediately reported to the CEO.

V.	Additional Compliance Procedures

(A)	Initial Holdings Report

1.	A Covered Employee will have two weeks from their date of employment to submit an Initial Holdings Report (Exhibit A) containing the following information:

a.	The title, number of shares, and principal amount of each Security in which the Covered Person had any direct or indirect beneficial ownership as of the date of hire.

b.	The name of any broker or dealer with whom the Covered Person maintained an account in which any Securities were held for the direct or indirect benefit of the Covered Person as of the date of hire.

(B)	Annual Transaction & Holdings Reports

1.	Once a year, each Covered Person must submit Annual Holdings and Transactions Reports. The report(s) will contain the following information:

a.	The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Security in which the Covered Person had any direct or indirect beneficial ownership

b.	The name of any broker, dealer or bank with whom the Covered Person maintains an account in which any Securities are held for the direct or indirect benefit of the Covered Person

c.	The name of the broker, dealer or bank with whom the account was established

d.	The date the account was established

e.	The date of the transaction, the ticker symbol if relevant, number of shares, and the principal amount of each Security involved

f.	The nature of the transaction (i.e., purchase, sale, etc.)

g.	The price at which the transaction was effected

(C)	Annual Certification

1.	Annually, each Covered Person must certify in writing that he or she has read, understood, and recognized that he or she is subject to the Code.

2.	Annually, each Covered Person must certify on an annual basis that he or she has disclosed or reported all personal Securities transactions required to be disclosed or reported under the Code.

3.	Sanctions

Upon discovering that a Covered Person has not complied with the requirements of this Code, the CEO may impose the cancellation of awards not yet distributed, suspension, or immediate termination of employment.

4.	Exceptions

The CEO reserves the right to grant, on a case-by-case basis, exceptions to any provisions under this Code that would not be violations of Rule 204A-1. Any exceptions made hereunder will be maintained in writing by the CEO.

5.	Preservation of Documents

Annually, a copy of this Code executed by each Covered Person, a record of violations, any action taken as a result of a violation, a list of granted exceptions and the reasons therefore, and any records of approved transactions, shall be preserved for the period required by Rule 204A-1 and Rule 17j-l.

6.	Other Laws, Rules and Statements of Policy

Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure adopted by The Company. All activities of the Company must be conducted in full compliance with all applicable laws and regulations. The Company expects all employees to follow the spirit and the letter of the law. All employees are expected to cooperate fully with the Company’s internal and outside auditors, attorneys, and regulatory examiners.

7.	Future Information

Any covered person with a question related to the Code should ask the CEO.

Adopted October 31, 2025

Exhibit A

INITIAL HOLDINGS REPORT

Report submitted by: ______________________________________________________

Print Full Legal Name

This initial holdings report (the “Report”) is submitted pursuant to Section V (D) of the Code of Ethics of the Companies and supplies information with respect to any Security in which you may be deemed to have any direct or indirect beneficial ownership interest and any accounts established by you in which any Securities were held for your direct or indirect benefit, as of the date you became subject to the Code of Ethics.

Please select the following statement that accurately reflects your security/account holding status as of ______________________________(date):

☐ I have no reportable securities or accounts.

☐ The attached account statements or tables (including the information listed below) supply the information required by the Code of Ethics for all securities or accounts in which I have a direct or indirect beneficial ownership interest including those of my spouse, domestic partner, minor children, or other members of my immediate household.

Security Name, Ticker, Quantity, Type, Principal Amount, Name of Broker/Dealer Where Securities are Held, Account Number

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT, TO THE BEST OF MY KNOWLEDGE, THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

Signature: ______________________________

Date: __________________________________

Exhibit B

PRE-CLEARANCE TRADING APPROVAL FORM

I, _________________________________________________ (full legal name), am a Covered Person and seek pre-clearance to engage in the transaction described below, for the benefit of myself or a member of my immediate household:

Purchase or Sell (circle one)

Name of Broker: __________________________________________

Account Number: _________________________________________

Date of Request: __________________________________________

Security (Name & Ticker): ____________________________________

# of Shares: ______________________________________________

If the transaction involves a Security that is not publicly traded, a description of proposed transaction, source of investment opportunity and any potential conflicts of interest:

I hereby certify that, to the best of my knowledge, the transaction described herein is not prohibited by the Code of Ethics and that the opportunity to engage in the transaction did not arise by virtue of my activities on behalf of any Client.

Signature: _________________________

Print Name: _______________________

Date: _______________________

Approved or Disapproved (circle one)

CEO Signature: ______________________________

Date: ________________________

Exhibit C

ANNUAL CERTIFICATION OF CODE OF ETHICS

A.	I (a Covered Person) hereby certify that I have read, understand, and am subject to the provisions of Founder ETFs, LLC’s Code of Ethics. I certify that I have reported all personal Securities transactions I have engaged in since I last signed The Code.

B.	Within the last ten years there have been no complaints or disciplinary actions filed against me by any regulated securities or commodities exchange, any self-regulatory securities or commodities organization, any attorney general, or any governmental office or agency regulating insurance securities, commodities or financial transactions in the United States, in any state of the United States, or in any other country;

C.	I have not within the last ten years been convicted of or acknowledged commission of any felony or misdemeanor arising out of my conduct as an employee, salesperson, officer, director, insurance agent, broker, dealer, underwriter, investment manager or investment advisor; and

D.	I have not been denied permission or otherwise enjoined by order, judgment or decree of any court of competent jurisdiction, regulated securities or commodities exchange, self-regulatory securities or commodities organization or other federal or state regulatory authority from acting as an investment advisor, securities or commodities broker or dealer, commodity pool operator or trading advisor, or as an affiliated person or employee of any investment company, bank, insurance company or commodity broker, dealer, pool operator or trading advisor, or from engaging in or continuing any conduct or practice in connection with any such activity or the purchase or sale of any security.

E.	I have attached Annual Holdings and Trading Reports which are accurate as of a date no more than 30 days ago.

Signature:       ___________________________

Print Name: ___________________________

Date: ___________________________

Exhibit D

BENEFICIAL OWNERSHIP

For purposes of the attached Code of Ethics, “beneficial ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except the determination of direct or indirect beneficial ownership shall apply to all securities that a Covered Person has or acquires. The term “beneficial ownership” of securities would include not only ownership of securities held by a Covered Person for his own benefit, whether in bearer form or registered in his name or otherwise, but also ownership of securities held for his benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he has only a remainder interest), and securities held for his account by pledges, securities owned by a partnership in which he is a member if he may exercise a controlling influence over the purchase, sale or voting of such securities, and securities owned by any corporation or similar entity in which he owns securities if the shareholder is a controlling shareholder of the entity and has or shares investment control over the entity’s portfolio.

Ordinarily, this term would not include securities held by executors or administrators of estates in which a Covered Person is a legatee or beneficiary unless there is a specified legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent’s death.

Securities held in the name of another should be considered as “beneficially” owned by a Covered Person where such person enjoys “financial benefits substantially equivalent to ownership.” The Securities and Exchange Commission has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse or domestic partner and their minor children. Absent special circumstances such relationship ordinarily results in such person obtaining financial benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home, or to meet expenses that such person otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale or voting of such securities.

A Covered Person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, or other agreement, he obtains therefrom financial benefits substantially equivalent to those of ownership.

A Covered Person also may be regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he does not obtain therefrom the aforementioned benefits of ownership, if he can vest or revest title in himself at once or at some future time.